CONSULTING SERVICES AGREEMENT

This Consulting Services Agreement made this 1st day of DECEMBER, 1997, by and between Hosokawa Micron International Inc., a Delaware corporation, with principal offices at 780 Third Avenue, New York, New York 10017 ("HOSOKAWA"), and Gerhard Kappeler, residing at 51467 Bergisch Gladbach, Weidenbuscher Weg 45, Germany ("Consultant").


1. CONSULTING AND ADVISORY SERVICES. Consultant shall render to HOSOKAWA the consulting services set forth in ATTACHMENT A to this Agreement, which shall be deemed an integral part of this Agreement and the performance of any other similar work that may be assigned to him by HOSOKAWA's senior management or their delegates ("Services"). Consultant shall be identified as the Vice President - Technology of HOSOKAWA, but Consultant's authority to bind HOSOKAWA shall be subject to the provisions of Section 8. Consultant and HOSOKAWA agree that the services set forth in Attachment A may be changed, modified or altered at any time upon mutual agreement of the parties.

    Notwithstanding the above, it is understood and agreed that Consultant is essentially free to arrange his activities, specify his hours of work and determine his place of work. However, Consultant will consider the wishes and interests of HOSOKAWA to the fullest extent possible and shall complete all assignments as scheduled.

2. NON-COMPETITION. Consultant shall not at any time prior to the termination of this Agreement, as provided for in Section 4, hereof, directly or indirectly, engage in or have any interest in any person, firm, corporation or business that engages in any activity which activity is the same as, similar to, or competitive with an activity engaged in, or is on the date hereof proposed to be engaged in by HOSOKAWA.

3. COMPENSATION AND EXPENSES. HOSOKAWA shall pay to Consultant as full compensation for his Services a fee of German deutsch marks 323,922 per year, payable in twelve (12) equal monthly installments of DM 26,993.50 per month. Fees shall be payable within 15 days after the end of each calendar month. The monthly fee, paid in arrears, shall be wire transferred to the account designated by Consultant per Section 11.

    HOSOKAWA shall reimburse Consultant for all reasonable and necessary out-of-pocket expenses actually incurred by Consultant and attributable to Services performed hereunder. All such reimbursements shall be made upon presentation to HOSOKAWA of Consultant's appropriate substantiating documentation for all expense reimbursements due. Where possible and practicable, HOSOKAWA shall make all travel plans and pay directly or arrange for a Hosokawa subsidiary to pay directly Consultant's reasonable and necessary expenses. HOSOKAWA shall also make available to Consultant the following:


    a) an automobile, similar to a BMW 730i, and including insurance, fuel, repairs and any other ordinary and customary expenses. This automobile will be provided to Consultant by HOSOKAWA or one of HOSOKAWA's subsidiary operations, in accordance with arrangements to be concluded between HOSOKAWA and said subsidiary; and


    b) appropriate office space and clerical help at a suitable location.


4. TERM. This Agreement shall commence on the date hereof and shall expire on November 30, 1999. This Agreement shall automatically terminate if Consultant, for any consecutive thirty (30) day period is unable, for any reason, to perform the Services hereunder. In addition, either party may terminate this Agreement upon giving 90 days prior written notice to the other party, provided that HOSOKAWA may not terminate this Agreement with effect prior to November 30, 1998, except upon the inability of Consultant to perform the Services hereunder for any period of thirty (30) consecutive days.


5. CONFIDENTIALITY. Consultant acknowledges that all information including but not limited to all information relating to trade secrets, secret processes, know-

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

how, customer lists, recipes, formulas and personnel information of HOSOKAWA, or any related company, disclosed by HOSOKAWA or its affiliates, to Consultant in connection with this Agreement, or which comes to the attention of Consultant in connection with the activities of Consultant as contemplated by this Agreement (including without limitation any information relating to the businesses or products or proposed businesses or products of HOSOKAWA or its affiliates) is confidential and constitutes a valuable asset of HOSOKAWA. Consultant shall not disclose such confidential information for any purpose except in connection with the performance of his obligations hereunder.

    Consultant shall further take all reasonable steps necessary to ensure that no disclosure or use prohibited by this Section 5 is made, including without limitation those steps which Consultant takes to protect his own information, data or other tangible or intangible property which he regards as proprietary or confidential. "Confidential Information" comprises any technical, economic, financial, legal, marketing or other information which is not common knowledge among competitors or among other companies, organizations or individuals who may like to possess such confidential information or may find it useful. Not withstanding the foregoing, the term "confidential information" as used herein shall not include information which at the time of disclosure to Consultant was in the public domain through no fault of Consultant. All Confidential Information provided to or otherwise in Consultant's possession at the termination of that Agreement shall be returned to HOSOKAWA and or destroyed by Consultant and Consultant shall certify to HOSOKAWA that Consultant has returned or destroyed all Confidential Information. The rights and obligations of Consultant under this Section 5 shall survive termination of this Agreement in whole or in part.


6. INDEMNIFICATION. HOSOKAWA shall indemnify and hold harmless the Consultant from and against any and all claims, damages or liability, including attorneys' fees and the cost and expense of any legal actions resulting from any claims, demands or proceedings asserted against Consultant by reason of Consultant's actions pursuant to and in accordance with the express terms and provisions of this Agreement except for Consultant's gross negligence or misconduct.


7. INSURANCE. HOSOKAWA shall provide Consultant with travel accident insurance in an amount of US$ 300,000, which shall be in effect during the period Consultant is providing services to HOSOKAWA other than at Consultant's or HOSOKAWA's location identified above or at Hosokawa's subsidiary operations in Cologne, Germany.


8. INDEPENDENT CONTRACTOR RELATIONSHIP. The relationship of Consultant to HOSOKAWA is that of an independent contractor and nothing contained in this Agreement shall be construed to create the relationship of employer and employee or principal and agent between HOSOKAWA and Consultant. Consultant is not a partner or joint venturer with HOSOKAWA and nothing contained in this Agreement shall be construed so as to make such parties partners or joint ventures or to impose any liability as such on either of them. Consultant shall not have any authority to make any contract, or incur any obligation, or make any commitment, or create any liability, or take any other action or do any other thing, on behalf of HOSOKAWA, except as may otherwise be authorized in writing by HOSOKAWA. Consultant shall exercise due care in all dealings with parties unrelated to HOSOKAWA to advise and put them on notice as to the limits and scope of Consultant's relationship with HOSOKAWA and the requirement for HOSOKAWA approval and/or ratification of Consultant's actions. It is understood and agreed that Consultant's duties and obligations to HOSOKAWA are fully expressed by and limited to the terms hereof.


9. BINDING EFFECT. This Agreement shall be binding upon the parties and their respective executors, administrators, successors, and assigns.


10. ENTIRE AGREEMENT. This Agreement supersedes all agreements previously made between the parties relating to its subject matter. There are no other understandings or agreements.

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

11. NOTICES AND COMMUNICATIONS. Any notice, payment, request, instruction, or other document to be delivered under this Agreement shall be in writing and delivered personally or mailed by certified mail, postage prepaid, to HOSOKAWA at 780 Third Ave., NY, NY 10017, Attn.: S. Baker G.C. and to Consultant at 51467 Bergisch Gladbach, Weidenbuscher Weg 45/Germany, or to any changed address that the parties may designate by like notice. The effective date of such notice shall be its mailing date.


12. NON-WAIVER. No delay or failure by either party in exercising any right under this Agreement, and no partial or single exercise of that right, shall constitute a waiver of that or any other right.


13. HEADINGS. Headings in this Agreement are for convenience only and shall not be used to interpret or construe its provisions.


14. NUMBER AND GENDER. Whenever required by the context, the singular number shall include the plural, the plural shall include the singular, and the gender of any pronoun shall include all genders.


15. GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the laws of the State of New York. The parties agree to the jurisdiction of the courts of the State of New York in all matters which may arise under this Agreement and, in particular, to bring suit in and be subject to the jurisdiction of the Supreme Court of the State of New York.


16. SEVERABILITY. In the event that any provision of this Agreement is found invalid or unenforceable, the remainder of this Agreement shall remain valid and enforceable according to its terms.

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

17. ASSIGNABILITY. This Agreement and the rights and obligations hereunder are personal with respect to Consultant and may not be assigned by any act of Consultant or by operation of law.


18. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.


                                        *


                                        *


IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed this 3rd day of December, 1997.




                                               CONSULTANT:



                                               /s/ G. Kappeler
                                               ---------------------------------
                                               Name



                                               HOSOKAWA MICRON
                                               INTERNATIONAL INC.



                                               by /s/ ISAO SATO
                                               ---------------------------------

                                                      ISAO SATO
                                               ---------------------------------
                                               (Officer's name)

                                               President, C.E.O.
                                               ---------------------------------
                                               (Officer's title)

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

                      Attachment A to Consultant Agreement
                                     between
                    Hosokawa Micron International Inc. (HMII)
                                       and
                          Gerhard Kappeler (Consultant)
                          dated as of December 1, 1997

                        General Description of Services

1. Participate at Hosokawa Micron International Inc. Management and Executive Committee meetings to advise on all R&D activities. Also serve on other management-type committees as agreed and assigned.

2. Advise and review on all technical and technology matters and related concerns for HMII.

3. Recommend research and development activities with focus on market needs, customer requirements and competition.

4. Support the President in the review and evaluation of Advanced Technology Committee (ATC) projects and administration as head of ATC activities.

5. Participate in the review and selection of new R&D executives for HMII and the ATC. Train all personnel appointed to R&D and ATC positions.

6. Provide recommendations regarding Hosokawa Micron test facilities with the object of reviewing if centers have state-of-the-art test and analytical capabilities.

7 Develop and submit programs to assure use of common designs, standards and technologies within HMII.

8.  Evaluate ideas and proposals and consult on whether such should be patented.

9. Develop and submit programs to assure for worldwide protection of HMII technologies.

10. Review, evaluate and recommend actions on agreements and projects involving the use, transfer and/or sale of technologies.

11 Review and evaluate products, technologies and associated areas of potential acquisition candidates.

12. Develop access and good relationships with universities and research institutions to aid in company efforts and in coordination with ATC activities and programs.

13. As requested, support HMII in establishing and maintaining relationships with selected customers and/or industries.

14. Advise on industry, customer and institutional contacts and relationships to enable HMII to become aware of customer needs and industry and institutional developments as early as possible regarding possible new technologies.

15. Such other services as shall be directed by the President and CEO of HMII as are consistent with expertise and those activities described above.

16. Prepare and submit monthly reports to the President and CEO of HMII on all activities for the period.